Exhibit 99.1

Advent Software Achieves Record Quarterly Revenue of $65 Million, a 17% Increase Over Prior Year

Company Also Announces Strong Operating Cash Flow of $19 Million

SAN FRANCISCO – October 28, 2008 – Advent Software, Inc. (NASDAQ: ADVS), a leading provider of software and services to the investment management industry, announced today its financial results for the third quarter ended September 30, 2008.

“We are pleased to report that Advent had a solid third quarter that included record revenue of $65 million, strong operating cash flow and our acquisition of leading research management solution provider Tamale Software,” said Stephanie DiMarco, Founder and Chief Executive Officer of Advent.  “Despite the current uncertain economic environment, we are confident that Advent will continue to perform well given our high recurring revenue model, the cash flow generating characteristics of our business, the breadth and depth of our mission-critical product portfolio and our strong global market position.”

GAAP RESULTS

The Company reported record revenue of $64.9 million for the third quarter of 2008, compared to $55.5 million in the third quarter of 2007, a 17% increase.

Income from operations for the third quarter of 2008 was $4.7 million, or 7% of revenue, which represented a decrease of 18% compared with $5.8 million, or 10% of revenue, in the third quarter of 2007.

Net income for the third quarter of 2008 was $2.7 million compared to net income of $3.3 million in the third quarter of 2007, an 18% decrease.

On a fully diluted basis, earnings per share in the third quarter of 2008 were $0.10 and represent a 20% decrease from diluted earnings per share of $0.12 in the third quarter of 2007.

Cash flow from operations in the third quarter of 2008 was $19.1 million, compared with $12.4 million in the third quarter of 2007, a 54% increase.  Cash and cash equivalents totaled $76.1 million as of September 30, 2008, compared to $42.8 million as of September 30, 2007, a 78% increase.

Total deferred revenues as of September 30, 2008 were $137.7 million, compared to $99.8 million as of September 30, 2007, a 38% increase.

NON-GAAP RESULTS

Non-GAAP income from operations for the third quarter of 2008 was $10.2 million.  This represents a 5% increase compared to non-GAAP income from operations of $9.6 million for the third quarter of 2007.

On a non-GAAP basis, net income for the third quarter of 2008 was $6.5 million, which represents an increase of 5% compared with $6.2 million for the third quarter of 2007.

Non-GAAP EPS was $0.23 per diluted share in both the third quarter of 2008 and 2007.

The reconciliation between GAAP and non-GAAP financial measures is provided at the end of this press release.

THIRD QUARTER HIGHLIGHTS

•                  Acquisition of Tamale Software, Inc.:  Advent announced the signing of a definitive agreement to acquire privately held Tamale Software.  On October 1, 2008, Advent announced the completion of this acquisition.  The acquisition enables Advent to extend its presence into the front office and establish a leadership position in research management.  Under the terms of the agreement, Advent acquired all of the outstanding capital stock of Tamale Software for approximately $28 million in cash and 906,000 shares of Advent’s common stock.

•                  Stock Repurchase Program:  Advent repurchased 360,000 shares of Advent’s common stock in September and 640,000 shares of Advent’s common stock in October at an average price of $34.49 per share. The stock repurchase program of 1.0 million shares authorized by the Board in May 2008 is now completed.

•                  Client Conference:  Advent had record-setting attendance at its annual Client Conference held in Las Vegas during the week of September 8th.  During the conference, Advent also held its third annual Analyst and Investor Day.

•                  Customer Momentum for APX and Geneva®:  Advent saw continued momentum in customer wins for its award-winning portfolio accounting platforms.  The Company sold a third quarter record of 29 Advent Portfolio Exchange® (APX) contracts, bringing the total number of APX contracts sold to 266 worldwide.  Advent also sold 10 new Geneva® contracts, bringing the total number of Geneva® contracts sold to 186 worldwide.

FINANCIAL GUIDANCE

Advent announces the following Q4 2008 and FY 2008 guidance that include the effect of the Tamale acquisition.

	Q408	FY08
Total Revenue ($M)	$68-$70	$258-$260
Non-GAAP Operating Margin	n/a	14%-15%
Non-GAAP Diluted EPS ($)	n/a	$0.88-$0.92
GAAP Diluted EPS ($)	n/a	$0.58-$0.62
Operating Cash Flow ($M)	n/a	$72 - $75
Capital Expenditures ($M)	n/a	$22 - $24

•                  The effective tax rate range for the full year 2008 decreased to 20% to 25% due to Congress’ renewal of the R&D tax credit in October 2008, and the Company will continue to use 35% for the calculation of non-GAAP diluted EPS.

•                  Diluted weighted average shares outstanding are expected to grow 0% to 0.5%.  This excludes the impact of any future share repurchase.

Please refer to the tables at the end of this release for the reconciliation between GAAP and non-GAAP financial measures.

INVESTOR CALL

Advent Software, Inc. will host its Q3 2008 quarterly earnings conference call at 5:00 p.m. Eastern time today.  The Q3 2008 earnings presentation and trended disclosures file, which include highlights and detailed financial information, are currently available at http://investor.advent.com.  To participate via phone, please dial 888-812-3873 and request conference ID #69128014.  A replay will be available through midnight, November 4, 2008, by calling 800-642-1687 and referencing conference ID #69128014.  The conference call will also be webcast live and then archived on http://investor.advent.com.

ABOUT ADVENT

Advent Software, Inc. (www.advent.com), a global firm, has provided trusted solutions to the world’s leading financial professionals since 1983.  Firms in 60 countries use Advent technology.  Advent’s quality software, data, services and tools enable financial professionals to improve service and communication to their clients, allowing them to grow their business while controlling costs.  Advent is the only financial services software company to be awarded the Service Capability and Performance certification for being a world-class support organization.  For more information on Advent products visit http://www.advent.com/about/resources/demos/pr.

ABOUT NON-GAAP FINANCIAL INFORMATION

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles (GAAP), please see the accompanying tables entitled “Reconciliation of Selected GAAP Measures to Non-GAAP Measures.”

FORWARD-LOOKING STATEMENTS

The financial projections under Financial Guidance, our growth internationally and demand in the US, market acceptance of our products, anticipated benefits of our acquisition of Tamale Software, uncertain market conditions and their impact on our business, and the momentum of the business, and other forward-looking statements included in this presentation reflect management’s best judgment based on factors currently known and involve risks and uncertainties; our actual results may differ materially from those discussed here.  These risks and uncertainties include: potential fluctuations in results and future growth rates; continued market acceptance of our Advent Portfolio Exchange®, Geneva® and Moxy® products; the successful development and market acceptance of new products and product enhancements; continued uncertainties and fluctuations in the financial markets; the Company’s ability to satisfy contractual performance requirements; difficulties in integrating merged businesses, such as Tamale Software, and achieving expected synergies and results; and other risks detailed from time to time in our SEC reports including, but not limited to, our quarterly reports on Form 10-Q and our 2007 annual report on Form 10-K.  The Company disclaims any intention or obligation to publicly update or revise any forward-looking statements including any guidance, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.

The Advent logo, Advent Software, Advent Portfolio Exchange and Geneva are registered trademarks of Advent Software, Inc.  All other company names or marks mentioned herein are those of their respective owners.

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(GAAP, Unaudited)

	September 30	December 31
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$76,122	$49,589
Accounts receivable, net	47,793	47,574
Deferred taxes, current	10,278	10,288
Prepaid expenses and other	19,664	19,577

Total current assets	153,857	127,028
Property and equipment, net	39,730	27,779
Goodwill	104,745	106,520
Other intangibles, net	7,943	9,376
Deferred taxes, long-term	70,981	70,981
Other assets, net	11,107	10,645

Total assets	$388,363	$352,329

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,298	$4,382
Accrued liabilities	25,484	29,328
Deferred revenues	131,535	115,398
Income taxes payable	4,598	1,086

Total current liabilities	171,915	150,194
Deferred income taxes	711	998
Deferred revenues, long-term	6,193	4,939
Other long-term liabilities	15,935	16,352

Total liabilities	194,754	172,483

Stockholders’ equity:
Common stock	265	265
Additional paid-in capital	340,905	326,964
Accumulated deficit	(159,935)	(161,685)
Accumulated other comprehensive income	12,374	14,302

Total stockholders’ equity	193,609	179,846

Total liabilities and stockholders’ equity	$388,363	$352,329

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(GAAP, Unaudited)

	Three Months Ended September 30		Nine Months Ended September 30
	2008	2007	2008	2007

Net revenues:
Term license, maintenance and other recurring	$51,736	$43,046	$151,713	$122,782
Perpetual license fees	4,565	6,054	15,432	17,670
Professional services and other	8,619	6,449	23,275	15,452

Total net revenues	64,920	55,549	190,420	155,904

Cost of revenues (1):
Term license, maintenance and other recurring	11,950	9,757	34,263	27,837
Perpetual license fees	225	218	766	632
Professional services and other	11,056	7,662	27,301	19,950
Amortization of developed technology	725	332	2,179	1,018

Total cost of revenues	23,956	17,969	64,509	49,437

Gross margin	40,964	37,580	125,911	106,467

Operating expenses (1):
Sales and marketing	15,452	13,482	46,468	40,356
Product development	11,077	9,334	36,975	30,006
General and administrative	9,527	8,393	27,986	25,014
Amortization of other intangibles	141	463	870	1,403
Restructuring charges	41	113	96	902

Total operating expenses	36,238	31,785	112,395	97,681

Income from operations	4,726	5,795	13,516	8,786
Interest income and other income (expense), net	(167)	(138)	3,619	4,248

Income before income taxes	4,559	5,657	17,135	13,034
Provision for income taxes	1,847	2,361	4,433	4,204

Net income	$2,712	$3,296	$12,702	$8,830

Net income per share:
Basic	$0.10	$0.13	$0.48	$0.33
Diluted	$0.10	$0.12	$0.45	$0.32

Weighted average shares used to compute net income per share:
Basic	26,788	25,781	26,690	26,541
Diluted	28,198	27,401	28,199	27,911

(1) Includes stock-based employee compensation expense as follows:

Cost of term license, maintenance and other recurring revenues	$368	$295	$981	$870
Cost of professional services and other revenues	280	189	775	546
Total cost of revenues	648	484	1,756	1,416

Sales and marketing	1,339	998	3,476	3,134
Product development	1,110	749	2,990	2,386
General and administrative	1,957	988	4,084	3,111
Total operating expenses	4,406	2,735	10,550	8,631

Total stock-based employee compensation expense	$5,054	$3,219	$12,306	$10,047

ADVENT SOFTWARE, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(GAAP, Unaudited)

	Nine Months Ended September 30
	2008	2007
Cash flows from operating activities:
Net income	$12,702	8,830
Adjustments to reconcile net income to net cash provided by operating activities:
Stock-based compensation	12,306	10,047
Depreciation and amortization	9,544	8,170
Loss on dispositions of fixed assets	4	444
Provision for doubtful accounts	529	121
Provision for (reduction of) sales returns	61	(67)
Gain on investments	(3,393)	(4,265)
Other-than-temporary loss on private equity investment	—	585
Deferred income taxes	(278)	(195)
Other	197	54
Effect of statement of operations adjustments	18,970	14,894
Changes in operating assets and liabilities:
Accounts receivable	(748)	685
Prepaid and other assets	746	(3,385)
Accounts payable	5,915	(1,017)
Accrued liabilities	(4,473)	(116)
Deferred revenues	17,328	14,582
Income taxes payable	3,726	3,763
Effect of changes in operating assets and liabilities	22,494	14,512

Net cash provided by operating activities	54,166	38,236

Cash flows from investing activities:
Net cash used in acquisitions	(1,000)	(1,022)
Purchases of property and equipment	(18,381)	(7,138)
Capitalized software development costs	(1,703)	(2,447)
Proceeds from sale of private equity investments	3,393	11,621
Sales and maturities of marketable securities	—	24,921
Change in restricted cash	(248)	(372)

Net cash provided by (used in) investing activities	(17,939)	25,563

Cash flows from financing activities:
Proceeds from exercises of employee stock options	4,892	17,961
Withholding taxes related to equity award net share settlement	(2,000)	(57)
Proceeds from common stock issued under the employee stock purchase plan	2,576	1,829
Repurchase of common stock	(15,032)	(91,157)
Proceeds from long term borrowing	—	25,000
Repayment of long term borrowing	—	(5,000)

Net cash provided by (used in) financing activities	(9,564)	(51,424)

Effect of exchange rate changes on cash and cash equivalents	(130)	241

Net change in cash and cash equivalents	26,533	12,616
Cash and cash equivalents at beginning of period	49,589	30,187

Cash and cash equivalents at end of period	$76,122	$42,803

ADVENT SOFTWARE, INC.

RECONCILIATION OF SELECTED GAAP MEASURES TO NON-GAAP MEASURES

(In thousands, except per share data)

(Unaudited)

To supplement our condensed consolidated financial statements presented on a GAAP basis, Advent uses non-GAAP measures of operating income, net income and net income per share, which are adjusted to exclude certain costs, expenses, gains and losses we believe appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our current period GAAP results are made with the intent of providing both management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP results are among the information management uses as a basis for our planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Three Months Ended September 30, 2008
	Gross	Gross	Operating	Operating	Net
	Margin	Margin %	Income	Income %	Income

GAAP	$40,964	63%	$4,726	7%	$2,712

Amortization of acquired developed technology	193		193		193
Amortization of other acquired intangibles	—		141		141
Stock-based compensation - cost of revenues	648		648		648
Stock-based compensation - operating expenses	—		4,406		4,406
Restructuring charges	—		41		41
Income tax adjustment for non-GAAP (1)	—		—		(1,649)

Non-GAAP	$41,805	64%	$10,155	15.6%	$6,492

Diluted net income per share
GAAP					$0.10
Non-GAAP					$0.23

Shares used to compute diluted net income per share					28,198

	Three Months Ended September 30, 2007
	Gross	Gross	Operating	Operating	Net
	Margin	Margin %	Income	Income %	Income

GAAP	$37,580	68%	$5,795	10%	$3,296

Amortization of acquired developed technology	51		51		51
Amortization of other acquired intangibles	—		463		463
Stock-based compensation - cost of revenues	484		484		484
Stock-based compensation - operating expenses	—		2,735		2,735
Restructuring charges	—		113		113
Income tax adjustment for non-GAAP (1)	—		—		(965)

Non-GAAP	$38,115	69%	$9,641	17%	$6,177

Diluted net income per share
GAAP					$0.12
Non-GAAP					$0.23

Shares used to compute diluted net income per share					27,401

(1)   The estimated non-GAAP effective tax rate was 35% for the three months ended September 30, 2008 and 2007, respectively, and has been used to adjust the provision for income taxes for non-GAAP purposes.

Advent Software, Inc.

Reconciliation of Projected GAAP Operating Income % and Diluted Earnings Per Share

to Non-GAAP Operating Income % and Diluted Earnings Per Share

(Preliminary and unaudited)

Advent provides projections of non-GAAP measures of operating income and diluted earnings per share, which exclude certain costs, expenses, gains and losses which it believes is appropriate to enhance an overall understanding of our past financial performance and also our prospects for the future. These adjustments to our projected GAAP results are made with the intent of providing management and investors a more complete understanding of Advent’s underlying operational results and trends and our marketplace performance. In addition, these adjusted non-GAAP projections are among the information management uses as a basis for planning and forecasting of future periods. These presentation of this additional information is not meant to be considered in isolation or as a substitute for results prepared in accordance with generally accepted accounting principles in the United States.

	Twelve Months Ended December 31, 2008
	Operating Income %			Diluted Earnings Per Share

Projected GAAP	6%	to	7%	$0.58	to	$0.62

Projected amortization of acquired developed technology and other acquired intangible asset adjustment			1%			$0.10
Projected stock based compensation adjustment			7%			$0.60
Projected restructuring charges adjustment			0%			$0.00
Projected in-process research and development adjustment			0%			$0.01
Projected investment activity adjustment			n/a			$(0.12)
Projected income tax adjustment for non-GAAP (1)			n/a			$(0.29)

Projected non-GAAP	14%	to	15%	$0.88	to	$0.92

(1)   The projected estimated non-GAAP effective tax rate is 35% for the twelve months ended December 31, 2008 is 35% and has been used to adjust the projected provision for income taxes for non-GAAP purposes.